                                   EXHIBIT 4.3

   Form of Georgia Bancshares, Inc. Employee Incentive Stock Option Agreement




                                                                  32 of 43 Pages

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                            GEORGIA BANCSHARES, INC.
                    EMPLOYEE INCENTIVE STOCK OPTION AGREEMENT



Dear ___________________:

         The Board of Directors of Georgia Bancshares, Inc. (the "Company") hereby notifies you (the "Employee") of the Company's grant to you of an incentive stock option (the "Option") to purchase shares of the Company's common stock (the "Stock"), as an employment incentive and to encourage stock ownership in the Company, on the following terms and conditions:

         1. PLAN. This Option is granted pursuant to the provisions of the Company's Employee Incentive Stock Option Plan (the "Plan") and the terms and conditions of the Plan are incorporated herein by reference and made a part hereof. This Option is subject to, and the Company and the Employee agree to be bound by, all of the terms and conditions of the Plan under which this Option was granted as the same shall have been amended from time to time in accordance with the terms thereof. A copy of the Plan has been delivered to, and receipt is hereby acknowledged by, the Employee.

         2. OPTION. The Company hereby grants to the Employee the Option to purchase all or any part of the aggregate of such number of shares of the Stock subject to the terms and condition of the Plan and as set forth on EXHIBIT "A" attached hereto and incorporated herein by reference.

         3. NON-TRANSFERABLE OPTION. This Option and all rights hereunder are neither assignable nor transferable by the Employee otherwise than by will or under applicable laws of descent and distribution, and during the Employee's lifetime this Option is exercisable only by him. Without limiting the generality of the foregoing, this Option shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

         4. NOTICE OF EXERCISE OF OPTION. This Option may be exercised by the Employee or by his administrators, executors or personal representatives by written notice in substantially the form of "Notice of Exercise" attached hereto as EXHIBIT "B", and accompanied by a certified or cashier's check payable to the Company in payment of the Option exercise price applicable to such Stock as provided herein. Upon receipt of such notice and accompanying payment, subject to the terms hereof, the Company shall cause to be issued to the Employee or to his representatives, executors, or personal representatives, as the case may be, a certificate(s) for the number of shares of Stock purchased hereunder which will be registered in the name of the person exercising this Option.

                                                                  33 of 43 Pages

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                  Acceptance by the Employee of the certificate(s) representing the Stock purchased hereunder shall constitute a confirmation by the Employee that the representations, warranties, acknowledgments and agreements made herein shall be true and correct at that time.

         5. RESTRICTIONS ON STOCK TRANSFER. The Employee represents and warrants to the Company that he will acquire these securities for his own account, for investment purposes only and not with a view to sale or distribution thereof, in whole or in part, and that he has such knowledge and experience in the business and financial matters of the Company that he is capable of evaluating the merits and risks of an investment in these securities. The Employee acknowledges and agrees that these securities have not been registered under the Securities Act of 1933 in reliance on an exemption thereunder for transactions not involving a public offering; that the undersigned shall have no right to require that the Company register these securities under the Securities Act of 1933; and that the Employee can bear the economic risks of the investment for an indefinite period of time as there may not be an active public market for these securities.

                  The following legend shall be placed on the certificate(s) representing the Stock purchased by the Employee hereunder:

                  THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER FEDERAL AND STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS (1) EXEMPT UNDER FEDERAL OR STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER FEDERAL OR STATE SECURITIES LAWS OR THAT IS OTHERWISE IN COMPLIANCE WITH FEDERAL OR STATE SECURITIES LAWS OR (2) UPON RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY WITH RESPECT TO COMPLIANCE WITH FEDERAL AND STATE SECURITIES LAWS.

                  THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

         6. ENTIRE AGREEMENT. Subject to the terms and conditions of the Plan, which is incorporated herein by reference, this Agreement expresses the entire understanding and agreement of the parties hereto.



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                  Please execute this Agreement in the space provided below to evidence your acceptance hereof.

                                               GEORGIA BANCSHARES, INC.



                                               By:
                                                  ------------------------------

                                               Title:
                                                     ---------------------------

                                               Date:
                                                    ----------------------------

READ AND AGREED TO:


------------------------------
Employee

Date:
     -------------------------



                                                                  35 of 43 Pages

                                  EXHIBIT "A "

                  TO EMPLOYEE INCENTIVE STOCK OPTION AGREEMENT
                                     BETWEEN
                            GEORGIA BANCSHARES, INC.
                                       AND

                       ----------------------------------


1.       NUMBER OF SHARES SUBJECT TO OPTION: _______________  (_____) Shares.

2.       OPTION EXERCISE PRICE:  $______________ per Share.

3.       DATE OF GRANT:  __________________________

4.       OPTION VESTING SCHEDULE

         Check one:

         ( ) Options are exercisable with respect to all Shares on or after the date hereof.

         ( ) Options are exercisable with respect to the number of Shares indicated below on or after the date set next to the number of
                  Shares:

                           No. of Shares                                        Vesting Date
                           -------------                                        ------------






5.       OPTION EXERCISE PERIOD:

         Check one:

         ( )      All options expire and are void unless exercised on or before
                  __________________,

         ( ) Options expire and are void unless exercised on or before the date indicated next to the number of Shares:

                           No. of Shares                                        Vesting Date
                           -------------                                      ---------------




                                                                  36 of 43 Pages

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6.       EFFECT OF TERMINATION OF EMPLOYMENT OF EMPLOYEE:

         Check one:

         ( )      Options automatically terminate at the date of termination.


         ( ) Employee may exercise options for a period of up to three months from the date of termination, but only to the extent of the number of shares which could be exercised at such date of termination.




                                                                  37 of 43 Pages

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                                   EXHIBIT "B"

                               NOTICE OF EXERCISE
                 (TO BE EXECUTED UPON EXERCISE OF STOCK OPTIONS)





TO:      Georgia Bancshares, Inc.

                  The undersigned hereby exercises the right to purchase ______ shares of common stock (the "Shares") covered by the attached Employee Incentive Stock Option Agreement in accordance with the terms and conditions thereof, and herewith makes payment of the Option Exercise Price for such Shares in full. The undersigned hereby directs that the certificates for such Shares be issued in the name of, and delivered to _________________ whose address is ______________________. If the number of Shares so purchased shall not be all of the Shares purchasable under such Employee Incentive Stock Option Agreement, a new Employee Incentive Stock Option Agreement for the balance remaining of the shares purchasable thereunder shall be issued in the name of and delivered to the undersigned at the address shown below.

                  This _______ day of _____________, _________.


                                 --------------------------------------
                                 (Signature must conform in all respects to name of Employee as specified on the face of the Employee Incentive Stock Option Agreement)

                                 ---------------------------------------
                                 Street Address

                                 ---------------------------------------
                                 City              State            Zip Code

                                 ---------------------------------------
                                 Social Security Number





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